UNITED STATES
             SECURITIES  AND  EXCHANGE  COMMISSION
                    Washington, D.C.  20549





                          FORM  8-K

                        CURRENT REPORT

            Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): July 25, 2000


                    PRIDE COMPANIES, L.P.
     (Exact name of registrant as specified in its charter)



   Delaware              001-10473             75-2313597
(State or other   (Commission File Number)   (I.R.S. Employer
jurisdiction of                             Identification No.)
incorporation)



                     1209 North Fourth Street
                     Abilene, Texas  79601
      (Address of principal executive offices)  (Zip Code)


Registrant's telephone number, including area code:  (915) 677-5444

Item 5.  Other Events

     The Defense Energy Support Center ("DESC") did not appeal the judgment entered by the Court of Federal Claims in favor of Pride Companies, L.P. ("Pride"). The Court held that the economic price adjustment clause present in 12 jet fuel contracts between Pride and the DESC was impermissible and that Pride was entitled to additional payments of $45.7 million under the contracts, plus statutory interest estimated to be $15.7 million at July 25, 2000. The damage portion of the judgment was received today, and the interest portion will be received in a second payment, possibly in a following month.

     Also, due to various layers of debt and Pride's preferred equity, and taking into consideration preferential calls on available cash contained in Pride's debt instruments and preferred equity instruments (including accumulated arrearages owed on debt and preferred instruments) and payments under Pride's bonus plan, it is expected that a common unitholder will be allocated income upon payment of the judgment without a corresponding distribution of cash to offset the tax liability that arises from such income. Pride estimates that the net taxable income from the judgment that will be allocable to common unitholders will be approximately $41.0 million (or $8.28 per Common
Unit). As previously mentioned, the judgment will not be paid in a lump sum with the result that such net income may be reported to common unitholders in two or more different months.

     In accordance with Pride's partnership agreement, Pride's managing general partner has determined that it is necessary to establish a convention under which the income and certain expenses attributable to the judgment will be allocated to the holders of Pride common units. Under that convention, common unitholders as of the close of business on the last business day of any month or months during which any proceeds are received by Pride will be allocated the income attributable to the portion of the proceeds from the judgment actually received by Pride during that month. Pride intends to take the position that suspended losses will be available to offset net income attributable to the judgment; however, it is not certain the Internal Revenue Service would agree with this position. The actual tax impact on a common unitholder depends upon his overall personal tax situation and whether he has suspended losses which can be used to offset the allocation of income. Each common unitholder should consult with his own tax advisor regarding his use of suspended losses.

     Pride Companies, L.P., headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.


Item 7.  Financial Statements and Exhibits

    (c)  Exhibits

          99.1 Press Release, dated July 25, 2000.

                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    PRIDE COMPANIES, L.P.

                                    By:  Pride Refining, Inc.,
                                         Managing General Partner


                                    By:  Brad Stephens
                                         Chief Executive Officer



Date:  July 25, 2000

                                    Exhibit 99.1



NEWS RELEASE





                     FOR IMMEDIATE RELEASE


          PRIDE COMPANIES, L.P. ESTABLISHES CONVENTION FOR
             ALLOCATION OF INCOME FROM JUDGMENT PROCEEDS


ABILENE, TX - July 25, 2000 - As earlier indicated, the Defense Energy Support Center ("DESC") did not appeal the judgment entered by the Court of Federal Claims in favor of Pride Companies, L.P. ("Pride"). The Court held that the economic price adjustment clause present in 12 jet fuel contracts between Pride and the DESC was impermissible and that Pride was entitled to additional payments of $45.7 million under the contracts, plus statutory interest estimated to be $15.7 million at July 25, 2000. The damage portion of the judgment was received today, and the interest portion will be received in a second payment, possibly in a following month.

As also earlier indicated, due to various layers of debt and Pride's preferred equity, and taking into consideration preferential calls on available cash contained in Pride's debt instruments and preferred equity instruments (including accumulated arrearages owed on debt and preferred instruments) and payments under Pride's bonus plan, it is expected that a common unitholder will be allocated income upon payment of the judgment without a corresponding distribution of cash to offset the tax liability that arises from such income. Pride estimates that the net taxable income from the judgment that will be allocable to common unitholders will be approximately $41.0 million (or $8.28 per Common Unit). As previously mentioned, the judgment will not be paid in a lump sum with the result that such net income may be reported to common unitholders in two or more different months.

In accordance with Pride's partnership agreement, Pride's managing general partner has determined that it is necessary to establish a convention under which the income and certain expenses attributable to the judgment will be allocated to the holders of Pride common units. Under that convention, common unitholders as of the close of business on the last business day of any month or months during which any proceeds are received by Pride will be allocated the income attributable to the portion of the proceeds from the judgment actually received by Pride during that month. Pride intends to take the position that suspended losses will be available to offset net income attributable to the judgment; however, it is not certain the Internal Revenue Service would agree with this position. The actual tax impact on a common unitholder depends upon his overall personal tax situation and whether he has suspended losses which can be used to offset the allocation of income. Each common unitholder should consult with his own tax advisor regarding his use of suspended losses.

Pride Companies, L.P., headquartered in Abilene, Texas, is a Delaware limited partnership and it owns and operates a common carrier products pipeline system and three products terminals in Abilene, Texas, San Angelo, Texas and Aledo, Texas, which are used to market conventional gasoline, low sulfur diesel fuel, and military aviation fuel.

Safe Harbor Statement: Certain information included in this release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995 ("Reform Act"). Such statements are based on current expectations and involve a number of known and unknown risks and uncertainties that could cause the actual results and performance of Pride to differ materially from any expected future results or performance, expressed or implied, by the forward-looking statements. In connection with the safe harbor provisions of the Reform Act, Pride has identified important factors that could cause actual results to differ materially from such expectations, including operating uncertainty, acquisition uncertainty, uncertainties relating to geothermal resources, uncertainties relating to domestic and international economic and political conditions and uncertainties regarding the impact of regulations, changes in government policy and competition. Reference is made to all of Pride's SEC filings, including Pride's 10-K for the year ended December 31, 1999, which is incorporated herein by reference, for a description of such factors. Pride assumes no responsibility to update forward-looking information contained herein.